                                EXHIBIT A.(XVII)

                              ARTICLES OF AMENDMENT

                                       OF

                         THE HARTFORD MUTUAL FUNDS, INC.

                             Effective March 1, 2007

     The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation of the Corporation are hereby amended to change the name of a series of shares of its stock as follows:

The Hartford Aggressive Growth Allocation Fund is renamed The Hartford Equity Growth Allocation Fund.

SECOND: This amendment is limited to a change expressly authorized by Section
        2-605 of subtitle 6 of the Maryland Code to be made by a majority of the entire board of directors, without action by stockholders.

THIRD: A majority of the entire board of directors of the Corporation approved this amendment at a meeting on November 1, 2006.

FOURTH: This amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the series of stock.

FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles of Amendment to be duly executed by Edward P. Macdonald, its Vice President, Secretary and Chief Legal Officer and attested to by Michael G. Phillips, its Assistant Secretary, this 25th day of May 2007.

Attest:                                 The Hartford Mutual Funds, Inc.


/s/ Michael G. Phillips                 By: /s/ Edward P. Macdonald
-----------------------                     -----------------------------
Michael G. Phillips                         Edward P. Macdonald
Assistant Secretary                         Vice President, Secretary and
                                            Chief Legal Officer

I, Edward P. Macdonald, Vice President, Secretary and Chief Legal Officer of The Hartford Mutual Funds, Inc., hereby acknowledge, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and I further certify that, to the best of my knowledge, information and belief, these matters and facts are true in all material respects, under the penalties of perjury.


                                            /s/ Edward P. Macdonald
                                            -----------------------------
                                            Edward P. Macdonald